Calculation of Filing Fee Tables
S-3
WELLS FARGO & COMPANY/MN
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Debt	Debt securities of WFC	457(o)
		Equity	Preferred stock of WFC	457(o)
		Equity	Depositary shares of WFC	457(o)
		Equity	Common stock, par value $1-2/3 per share of WFC	457(o)
		Other	Purchase Contracts of WFC	457(o)
		Other	Units of WFC	457(o)
		Other	Warrants of WFC	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 30,514,700,000.00	0.0001531	$ 4,671,800.57
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities		Equity	Preferred stock of WFC	415(a)(6)						S-3	333-269514	02/17/2023
Carry Forward Securities		Equity	Depositary shares of WFC	415(a)(6)						S-3	333-269514	02/17/2023
Carry Forward Securities		Equity	Common stock, par value $1-2/3 per share of WFC	415(a)(6)						S-3	333-269514	02/17/2023
Carry Forward Securities		Other	Purchase Contracts of WFC	415(a)(6)						S-3	333-269514	02/17/2023
Carry Forward Securities		Other	Units of WFC	415(a)(6)						S-3	333-269514	02/17/2023
Carry Forward Securities		Other	Warrants of WFC	415(a)(6)						S-3	333-269514	02/17/2023
Carry Forward Securities	2	Unallocated (Universal) Shelf		415(a)(6)			$ 74,085,300,000.00			S-3	333-269514	02/17/2023	$ 8,164,000.06
			Total Offering Amounts:				$ 104,600,000,000.00		$ 4,671,800.57
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 4,671,800.57
Offering Note
[1]	There is being registered hereby such indeterminate amount of the identified classes of securities as may from time to time be issued at indeterminate prices. The amount registered, the proposed maximum offering price per unit, the maximum aggregate offering price and the amount of registration fees are not specified as to each class of securities being registered. The proposed maximum offering price per unit will be determined from time to time by Wells Fargo & Company ("WFC") in connection with the issuance of securities registered under the registration statement to which this Exhibit 107 relates (the "Registration Statement"). The maximum aggregate offering price of all securities reflected in the table above has been estimated solely for purposes of calculating a registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"). In no event will the aggregate offering price of the securities issued under the Registration Statement exceed the amount registered. In connection with $30,514,700,00 maximum aggregate offering price of newly registered securities, $4,671,800.57 in registration fees is being paid herewith. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities or that are issued in units. No separate consideration will be received for Depositary Shares representing shares of Preferred Stock issued by Wells Fargo & Company, and no separate registration fee will be paid in respect of such Depositary Shares. The Registration Statement also covers an indeterminate amount of the registered securities that may be reoffered and resold on an ongoing basis after their initial sale in market-making transactions by affiliates of WFC. These securities consist of (i) an indeterminate amount of such securities that are initially being registered, and will initially be offered and sold, under the Registration Statement and (ii) an indeterminate amount of other securities of WFC initially offered and sold under other registration statements. All such market-making transactions with respect to securities that are made pursuant to a prospectus supplement relating to, and after the effectiveness of, the Registration Statement are being made pursuant to the base prospectus contained in the Registration Statement. No separate registration fee is required for the registration of the indeterminate amount of securities to be offered solely for market-making purposes by affiliates of WFC.

[2]	WFC previously registered securities having a maximum aggregate offering price of $125 billion (or the equivalent thereof in any other currency) pursuant to a registration statement filed on Form S-3 (File No. 333-269514) on February 1, 2023, as amended on Form S-3/A on February 15, 2023, which became effective on February 17, 2023 (the "Prior Registration Statement No. 1''). In respect of Prior Registration Statement No. 1, WFC (i) paid a registration fee of $11,130,200 in respect of $101 billion in newly-registered securities (fee rate of $110.20 per million) and (ii) utilized previously-paid registration fees of $3,115,200 in respect of $24 billion in carry forward securities (fee rate of $129.80 per million) that remained unsold from registration statement No. 333-236148 (such carry forward securities were included in Prior Registration Statement No. 1 pursuant to Rule 415(a)(6) under the Securities Act). Pursuant to Rule 415(a)(6), the Registration Statement includes $74,085,300,000 of unsold securities (the ''Unsold Securities'') that were initially registered under Prior Registration Statement No. 1. A registration fee of $8,164,000.06 was previously paid in respect of the Unsold Securities and will continue to be applied to the Unsold Securities. Also pursuant to Rule 415(a)(6), the offering of Unsold Securities under Prior Registration Statement No. 1 and any additional unsold securities thereunder will be deemed terminated as of the date of effectiveness of the Registration Statement. A registration fee of $826,740 was previously paid via offset in connection with the initial filing of the Registration Statement on June 6, 2025 in respect of $5,400,000,000 of securities (the "Offset"). Pursuant to Rule 457(p) under the Securities Act, the Offset was associated with the unsold securities registered by WFC and Wells Fargo Finance LLC, a wholly-owned finance subsidiary of WFC, under a registration statement on Form S-3 (File Nos. 333-239017 and 333-239017-01), initially filed on June 8, 2020 and amended on July 17, 2020 (the "Prior Registration Statement No. 2"). The Offset was paid in respect of $6,369,337,442.22 in unsold securities registered under Prior Registration Statement No. 2 (fee rate of $129.80 per million). WFC and Wells Fargo Finance LLC hereby confirm that the offering of unsold securities pursuant to Prior Registration Statement No. 2 that were associated with the Offset has been terminated. The $5,400,000,000 registered on June 6, 2025 plus the $94,600,000,000 registered hereunder brings the maximum aggregate offering price of the securities registered pursuant to the Registration Statement to $110,000,000,000.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A